EXHIBIT 99.1

JOINT FILING AGREEMENT

Each of the undersigned, pursuant to Rule 13d-1(k)(1) under the Act, hereby agrees and acknowledges that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the Common Stock and the information required by this Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of them. The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

Dated: February 14, 2022

INDEX VENTURES V (JERSEY) L.P.

By:	Index Venture Associates V Limited
Its:	General Partner

By:	/s/ Luke Aubert
Name: Luke Aubert
Title: Director

INDEX VENTURES V PARALLEL
ENTREPRENEUR FUND (JERSEY) L.P.

By:	Index Venture Associates V Limited
Its:	General Partner

By:	/s/ Luke Aubert
Name: Luke Aubert
Title: Director

YUCCA (JERSEY) SLP

By:	Intertrust Employee Benefit Services
Limited as authorized signatory of Yucca
(Jersey) SLP in its capacity as an
Administrator of the Index Co-
Investment Scheme

By:	/s/ Luke Aubert
Name: Luke Aubert
Title: Authorized Signatory

By:	/s/ Genesis Perez
Name: Genesis Perez
Title: Authorized Signatory

INDEX VENTURE ASSOCIATES V LIMITED

By:	/s/ Luke Aubert
Name: Luke Aubert
Title: Director